                             Dated __ December, 2004

                                     between

                           RANDGOLD RESOURCES LIMITED

                                     - and -

                          N M ROTHSCHILD & SONS LIMITED
                             as the Security Trustee

                                   ----------

                         AMENDED AND RESTATED DEBENTURE

                                   ----------

                          [MAYER BROWN ROWE & MAW LOGO]

                                11 Pilgrim Street
                                 London EC4V 6RW

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                      -i-

SCHEDULES

SCHEDULE 1   FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT

SCHEDULE 2   FORM OF NOTICE OF ASSIGNMENT OF INSURANCES AND FORM OF
             ACKNOWLEDGEMENT

                                      -ii-

THIS AMENDED AND RESTATED DEBENTURE (this "DEED") is made on __ December, 2004, between:

(1)  RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (the "COMPANY"); and

(2)  N M ROTHSCHILD & SONS LIMITED whose registered office is situated at New
     Court, St. Swithin's Lane, London EC4P 4DU in its capacity as the Facility
     Agent and the Security Trustee for the Lenders (in such capacity, the
     "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed).

WHEREAS:

(A)  The Company has entered into the U.S.$60,000,000 project term loan facility agreement, dated 6 September 2004, amongst the Borrower, the Company and
     Randgold Resources (Somilo) Limited as guarantors, various banks and other financial institutions as the lenders, N M Rothschild & Sons Limited and
     Societe Generale as the mandated lead arrangers, Absa Bank Limited and
     Bayerische Hypo- und Vereinsbank AG as the lead arrangers, and N M
     Rothschild & Sons Limited as the facility agent for the lenders (the "LOAN
     AGREEMENT");

(B)  As security for the obligations of the Obligors under the Loan Documents the Company has entered into a debenture, dated 6 September 2004, amongst the Company as chargor and N M Rothschild & Sons Limited as security trustee for the lenders (the "ORIGINAL DEBENTURE");

(C)  The Company and the Security Trustee wish to amend the terms of the
     Original Debenture.

NOW THIS DEED WITNESSES as follows:-

1.   INTERPRETATION

1.1  In this Deed, unless the context otherwise requires, the following expressions have the following meanings:

     "ASSIGNED AGREEMENT(S)" means the Project Documents, the Insurances, the
     Insurance Proceeds, the Required Risk Management Agreements entered into by the Company, and the Shareholder Loan Agreement, dated 30 August 2004 between the Company and Randgold Resources (Somilo) Limited.

     "CHARGED PROPERTY" means all the assets, property, goodwill and undertaking of the Company from time to time charged or assigned to the Security
     Trustee pursuant to the terms of this Deed.

     "CHARGED SHARE ISSUER" means Randgold Resources (Somilo) Limited, a company organised and existing under the laws of Jersey.

     "CHARGED SHARES" means the two (2) ordinary shares of the Charged Share
     Issuer bearing certificate numbers "4" and "5";

     "COMPANY" has the meaning given to it in the preamble.

     "COUNTERPARTY NOTICE" means each notice in the form set out in Schedules 1 and 2 or in such other form as is required by, or acceptable to, the
     Security Trustee.

     "DEED" means this debenture as amended, supplemented or substituted from time to time.

     "DEFAULT RATE" means the rate of interest, provided for under Clause 3.2.2 of the Loan Agreement, for payment on overdue and unpaid sums thereunder.

     "DISTRIBUTION" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Charged Shares or other shares constituting Charged Property, but shall not include Dividends.

     "DIVIDEND" means cash dividends and cash distributions with respect to any
     Charged Shares made in the ordinary course of business and not a liquidating dividend.

     "INSURANCE PROCEEDS" means all monies which at any time may be or become payable to or received by the Company (whether as an insured party or as loss payee) pursuant to any Insurance and the proceeds of all claims thereunder.

     "INSURANCES" means all policies and contracts of insurance which have been or are from time to time taken out by or on behalf of the Company or (to the extent of its interest) such policies in which the Company has an interest (including as loss payee or additional insured) and including, for the avoidance of doubt, all future renewals of or replacements for such policies and contracts of insurance.

     "INTELLECTUAL PROPERTY" means, to the extent that the same shall relate to the Project, all patents and patent applications, trade and/or service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all registered designs and applications for registered designs, design rights, computer programmes, all trade secrets, know-how and all other intellectual property rights now or in the future owned by the Company throughout the world or in which the Company shall have an interest together with the benefit of all present and future licences and agreements entered into or the benefit of which is enjoyed by the Company and ancillary and connected rights relating to the use or exploitation of any of the aforementioned rights.

     "LIABILITIES" means all Obligations of the Company now or hereafter due, owing or incurred to the Lender Parties (or any of them) in whatsoever manner in any currency or currencies whether present, future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety in each case under the Loan Documents (or any of them) together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

                                       -2-

     "RECEIVER" means any one or more administrative receivers, receivers and managers. administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers appointed by the Security
     Trustee pursuant to this Deed in respect of the Company or over all or any of the Charged Property.

     "SECURITY TRUSTEE" has the meaning given to it in the preamble.

1.2  IN THIS DEED:

     (a)  the terms of the documents under which the Liabilities arise and of any side letters between the Company and the Facility Agent (or any of them) relating thereto are incorporated herein to the extent required for any purported disposition of the Charged Property contained in this Deed to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

     (b)  the parties intend that this document shall take effect as a deed;

     (c)  capitalised and other terms used but not defined in this Deed
          (including the preamble and recitals hereto) have the same meanings as in the Loan Agreement; and

     (d)  this Deed is a Loan Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement
          (including Clauses 1.2 to 1.5 thereof which are hereby incorporated into this Deed with all necessary consequential changes).

2.   COVENANT TO PAY

     The Company covenants with the Security Trustee that it will pay to each
     Lender Party the Liabilities as and when the same fall due for payment to such Lender Party; PROVIDED, HOWEVER, that on and from the RRL Guarantee
     Release Date the Lender Parties' recourse to the Company in respect of the
     Company's obligations pursuant to this Clause 2 shall be limited to the
     Charged Property (as defined in the RRL Guarantee and including any proceeds thereof).

3.   CHARGING SECTION

3.1  FIXED CHARGES

     As a continuing security for the payment of the Liabilities, the Company hereby charges with full title guarantee in favour of the Security Trustee on trust for the Lender Parties the following property and rights, both present and future, from time to time owned by the Company or in which the
     Company is from time to time interested by way of first fixed charge:

     (a)  all Project Assets owned by the Company;

     (b)  the Charged Shares, together with all Distributions and Dividends from time to time accruing thereon;

                                       -3-

     (c)  (to the extent not effectively assigned by way of security pursuant to
          Clause 3.2) all rights and interests of the Company in and claims and benefits under the Assigned Agreements and all proceeds thereof; and

     (d)  all Intellectual Property relating to the Loulo Project and each
          Assigned Agreement.

3.2  ASSIGNMENT BY WAY OF SECURITY

     As further continuing security for the payment of the Liabilities, the
     Company assigns by way of security with full title guarantee (to the fullest extent capable of assignment) in favour of the Security Trustee on trust for the Lender Parties, all its rights, title and interest in and benefits under the Assigned Agreements. The foregoing assignment shall include:

     (a)  all claims for damages or other remedies in respect of any breach of any Assigned Agreement;

     (b)  all moneys whatsoever which are now or may at any time hereafter be or become due or owing to the Company under or arising out of the
          Assigned Agreements or in connection with the rights of the Company evidenced thereby; and

     (c)  all rights and remedies for enforcing the Assigned Agreements in the name of the Company or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including all rights and remedies of enforcement) now or hereafter held by the Company in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

     Notwithstanding the foregoing, as long as no Event of Default has occurred and is continuing, the Company may, subject to the terms and conditions of the Loan Agreement and the other Loan Documents, receive and retain the proceeds of any such claims or any such moneys and may exercise all such rights and remedies and receive and retain the proceeds of their exercise.

3.3  TRUST

     The parties hereto agree that the Security Trustee shall hold the Charged
     Property and all covenants, undertakings, charges, representations, and other rights and securities given, constituted, or created under or pursuant to this Deed on trust for all the Lender Parties on and subject to the terms of this Deed, and the Lender Parties acknowledge such declaration.

4.   CONTINUING SECURITY, NO LIABILITY

4.1  CONTINUING NATURE

     The security constituted by this Deed is to be a continuing security to the
     Security Trustee on trust for the Lender Parties notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the

                                       -4-

     intermediate satisfaction by the Company or any other person of the whole or any part of the Liabilities.

4.2  ADDITIONAL SECURITY

     The security constituted by this Deed is to be in addition and without prejudice to any other security which the Security Trustee or any other
     Lender Party may now or hereafter hold for the Liabilities or any part thereof and this security may be enforced against the Company without first having recourse to any other rights of the Security Trustee or any other
     Lender Party.

4.3  NO LIABILITY

     Notwithstanding anything herein to the contrary:

     (a)  the Company shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

     (b)  the exercise by the Security Trustee of any of its rights hereunder shall not release the Company from any of its duties or obligations under the Assigned Agreements; and

     (c)  the Security Trustee shall have no obligation or liability under any of the Assigned Agreements by reason of this Deed nor shall the
          Security Trustee be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.   FURTHER ASSURANCE

5.1  GENERAL

     (a)  The Company will at its own expense promptly execute such deeds, assurances, agreements, instruments and otherwise do such acts and things as the Security Trustee may require for perfecting and protecting the security created (or intended to be created) by this
          Deed or facilitating the realisation thereof or otherwise for enforcing the same or exercising any of the Security Trustee's rights hereunder. In particular, but without limitation, the Company will:

          (i)  execute a legal assignment in such form as the Security Trustee may reasonably require over all or any of the debts, rights, claims and contracts hereby charged; and

          (ii) otherwise execute all charges, mortgages, transfers, conveyances, assignments and assurances whatsoever with respect to the Charged
               Property and give all notices, orders, instructions and
               directions whatsoever which the Security Trustee may reasonably consider necessary to more fully give effect to the security and other rights created and granted in favour of the Security
               Trustee pursuant to this Deed.

                                       -5-

     (b)  Any security document required to be executed by the Company pursuant to this Clause will be prepared at the cost of the Company and will contain provisions substantially corresponding to the provisions set out in this Deed.

5.2  REGISTER OF TRADE MARKS

     The Company, as registered proprietor, hereby appoints the Security Trustee as its agent to apply for the particulars of this Deed and of its interest in the Intellectual Property and any other or future trade marks or trade mark applications registered or to be registered in the United Kingdom in the name of the Company to be made on the Register of Trade Marks under
     Section 25(1) of the Trade Marks Act 1994 and the Company hereby agrees to execute all documents and forms required to enable such particulars to be entered on the Register of Trade Marks.

6.   NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

     Except to the extent permitted by the terms of the Loan Agreement, during the continuance of the security constituted by this Deed the Company will not without the prior consent in writing of the Security Trustee (acting on the instructions of such of the Lender Parties as may be required pursuant to Clause 14.1 of the Loan Agreement):

     (a)  create, incur, assume or suffer to exist any lien upon the whole or any part of the Charged Property; or

     (b)  sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any part of the
          Charged Property, or agree or attempt to do so.

7.   REPRESENTATIONS AND WARRANTIES

7.1  MATTERS REPRESENTED

     In order to induce the Security Trustee to enter into this Deed and, in the case of the Lenders, to make and continue Loans under the Loan Agreement, the Company represents and warrants unto each Lender Party as set forth in this Clause. The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each
     Continuation Notice, and shall be deemed to have been made on each
     Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans), the Mechanical
     Completion Date, the Economic Completion Date, the Group Members
     Undertakings Release Date, the RRL Guarantee Release Date and on any date on which any person grants further security to any Lender Party pursuant to
     Clause 10.15 of the Loan Agreement.

7.2  GENERAL

     The Company represents and warrants unto each Lender Party that:

     (a)  POWER AND AUTHORITY: Its memorandum and articles of association or other constitutional documents incorporate provisions which respectively ensure,

                                       -6-

          and all necessary corporate, shareholder and other action has been taken to ensure, that:

          (i)  it is authorised to sign or execute under seal or as a deed (as appropriate) and deliver this Deed and perform the transactions contemplated hereby and to create the security in the terms contained in this Deed; and

          (ii) this Deed is admissible in evidence in England and Jersey.

     (b)  NO CONTRAVENTION: Neither the execution and delivery of this Deed nor the performance of any of its obligations hereunder do or will:

          (i)  conflict with its memorandum or articles of association or other constitutional documents; or

          (ii) cause any borrowing, negative pledge or other limitation on the
               Company or the powers of the directors or other officers of the
               Company to be exceeded.

     (c)  DEBTS: It is not unable to pay its debts within the meaning of Section
          123 of the Insolvency Act 1986 or within the meaning of any equivalent legislation in Jersey.

     (d)  NO LIENS: It has good and marketable title to all its assets and none of the assets of the Company is affected by any lien other than a
          Permitted Lien and the Company is not a party to, nor is it or any of its assets bound or affected by, any order, licence, permit, consent, agreement or instrument under which the Company is, or in certain events may be, required to create, assume or permit to arise any lien other than a lien expressly permitted by the Loan Agreement and this
          Deed.

     (e)  CHARGED SHARES: All of the Charged Shares are duly authorised and validly issued, fully paid and non-assessable and constitute the entire issued and outstanding shares of the Charged Share Issuer.

8.   UNDERTAKINGS

8.1  DURATION OF UNDERTAKINGS

     The Company undertakes to the Security Trustee in the terms of the following provisions of this Clause 8, such undertakings to commence on the date of this Deed and to continue for so long as the security constituted by this Deed (or any part thereof) remains in force.

8.2  GENERAL UNDERTAKINGS

     (a)  NOT JEOPARDISE SECURITY: The Company will not do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security constituted by this Deed.

                                       -7-

     (b)  OBSERVE COVENANTS: The Company will observe and perform all covenants and stipulations from time to time affecting the Charged Property
          (including any lease) and all terms and conditions of the Loan
          Agreement (including Clause 10.11 thereof) and the other Loan
          Documents as the same relate to any of the Charged Property.

8.3  ASSIGNED AGREEMENTS

     In addition to its undertakings contained in the other Loan Documents, the
     Company will immediately, upon execution of this Deed, give notice to the other parties to the Assigned Agreements that it has assigned its rights under the Assigned Agreements to the Security Trustee by way of security pursuant to this Deed, such notice to be substantially in the form of the
     Counterparty Notice for such other party.

8.4  DEPOSIT OF DOCUMENTS

     The Company will promptly on request deposit with the Security Trustee (or as it shall direct) all such documents relating to the Charged Property as the Security Trustee may from time to time reasonably require.

8.5  RETENTION OF DOCUMENTS

     The Security Trustee may retain any document delivered to it pursuant to
     Clause 8.4 or otherwise until the security created by this Deed is released and if, for any reason it delivers any such document before such time to the Company it may by notice to the Company require that the relevant document be redelivered to it and the Company shall immediately comply (or procure compliance) with such notice.

8.6  POWER TO REMEDY

     If the Company fails to comply with any of the covenants set out in Clauses
     8.2 to 8.5, the Company will allow (and hereby irrevocably authorises) the
     Security Trustee and/or such persons as it shall nominate to take such action on behalf of the Company as shall be necessary to ensure that such covenants are complied with. In particular but without limitation, if the
     Company shall be in default of effecting or maintaining insurances or in producing certified copies of any such policy or receipt to the Security
     Trustee on demand, the Security Trustee may take out or renew such insurances in any sum which the Security Trustee may think expedient and all money expended and costs incurred by the Security Trustee under this provision shall form part of the Liabilities.

8.7  INDEMNITY

     The Company will indemnify the Security Trustee and will keep the Security
     Trustee indemnified against all losses, costs, charges and expenses incurred by the Security Trustee as a result of a breach by the Company of its obligations under this Clause and in connection with the exercise by the Security Trustee of its rights contained in Clause 8.6. All sums the subject of this indemnity will be payable by the Company to the Security
     Trustee on demand and if not so paid will bear interest at the Default
     Rate. Any unpaid interest will be compounded at such intervals as the
     Security Trustee may select from time to time.

                                       -8-

9.   CHARGED SHARES

9.1  CHARGED SHARES

     (a)  The Company shall:

          (i)  CALLS: duly and promptly pay all calls, instalments or other monies which may from time to time become due in respect of any of the Charged Shares, it being acknowledged by the Company that none of the Lender Parties shall in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other monies;

          (ii) SHARE CERTIFICATES: deliver to the Security Trustee all certificates or instruments representing or evidencing any
               Charged Shares in suitable form for transfer by delivery and accompanied by all necessary instruments of transfer or
               assignment, duly executed in blank;

          (iii) ADDITIONAL CERTIFICATES: if the Company shall become entitled to receive or shall receive any stock or other certificate
               (including any certificate representing a Dividend or a
               Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganisation), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Charged Shares (or otherwise in respect thereof), accept the same as the agent of the Security Trustee, hold the same in trust (but without being obliged to create any
               registerable security interest) for the Security Trustee, in the exact form received, duly endorsed (in blank) by the Company to the Security Trustee, and if required by the Security Trustee, together with a duly executed undated blank stock transfer form or other equivalent instrument of transfer acceptable to the
               Security Trustee, to be held by the Security Trustee, subject to the terms of this Deed, as additional security for the
               Liabilities;

          (iv) ADDITIONAL SHARES IN THE CHARGED SHARE ISSUER: except as permitted to the contrary by any Loan Document, at all times, keep charged and assigned to the Security Trustee pursuant hereto all Charged Shares, all Dividends and Distributions with respect thereto, all interest, principal and other proceeds received by the Security Trustee and all other Charged Shares, instruments, proceeds, and rights from time to time received by or
               distributable to the Company in respect of any Charged Shares and will not permit the Charged Share Issuer to issue any shares which shall not have been immediately duly charged hereunder on a first priority perfected basis;

          (v)  PAYMENT OF DIVIDENDS, ETC TO THE SECURITY TRUSTEE: after any
               Event of Default shall have occurred and be subsisting, promptly upon receipt of notice thereof by the Company and without any request therefor by the Security Trustee, to deliver (properly endorsed where required hereby or requested by the Security
               Trustee) to the Security Trustee all Dividends, Distributions,
               all interest, all principal, all other

                                       -9-

               cash payments, and all proceeds of any Charged Shares which form part of the Charged Property, all of which shall be held by the
               Security Trustee for the benefit of the Lender Parties as
               additional Charged Property for use in accordance with Clause 13;
               and

          (vi) SECURED PROPERTY HELD ON TRUST: hold separate and apart from its other property in trust for the Security Trustee all Dividends,
               Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the
               Company, but which the Company is obliged to deliver to the
               Security Trustee, pursuant to the terms of this Deed, until delivery to the Security Trustee.

     (b)  DIVIDENDS: In the event that any Dividend or other payment is to be paid on any Charged Share at a time when no Event of Default has occurred and is subsisting or would result therefrom, such Dividend or payment shall be paid directly to the Company and the Security Trustee hereby releases any such Dividend or payment from the security created by this Debenture. If any Event of Default has occurred and is subsisting, then any such Dividend or payment shall be paid directly to the Security Trustee and any such Dividend or payment shall form part of the Charged Property.

     (c)  STOCK TRANSFERS: The Company agrees that all Charged Shares delivered by the Company pursuant to this Deed will be accompanied by duly executed undated blank stock transfer forms, or other equivalent instruments of transfer acceptable to the Security Trustee. The
          Company will, from time to time upon the request of the Security
          Trustee, promptly deliver to the Security Trustee such stock transfer forms, instruments, and similar documents, satisfactory in form and substance to the Security Trustee, with respect to the Charged
          Property as the Security Trustee may reasonably request and will, from time to time upon the request of the Security Trustee after the occurrence of any Event of Default, promptly transfer any Charged
          Shares or other shares constituting Charged Property into the name of any nominee designated by the Security Trustee.

     (d)  VOTING: The Security Trustee agrees that unless an Event of Default shall have occurred and be subsisting, the Company shall have the exclusive voting power with respect to the Charged Shares; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Company that would impair any Charged Property or be inconsistent with or violate any provision of the Loan Agreement or any other Loan Document (including this
          Deed).

     (e)  VOTING AFTER DEFAULT: After any Event of Default shall have occurred and be subsisting and the Security Trustee has notified the Company of the Security Trustee's intention to exercise its voting power under this Clause 9.1(e):

          (i)  the Security Trustee may exercise (to the exclusion of the
               Company) the voting power and all other incidental rights of ownership with respect to any Charged Shares and the Company hereby grants the

                                      -10-

               Security Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Charged Shares; and

          (ii) promptly to deliver to the Security Trustee such additional proxies and other documents as may be necessary to allow the
               Security Trustee to exercise such voting power.

     (f)  LIQUIDATION OF CHARGED SHARE ISSUER: In addition, any sums paid upon or in respect of the Charged Shares upon the liquidation or dissolution of the Charged Share Issuer shall be held by the Security
          Trustee as additional security for the Liabilities. If any sums of money or property so paid or distributed in respect of any Charged
          Shares shall be received by the Company, then the Company shall, until such money or property is paid or delivered to the Security Trustee, hold such money or property in trust for the Security Trustee, segregated from other funds of the Company, as additional collateral securing the Liabilities.

10.  ATTORNEY

     The Company hereby irrevocably and by way of security appoints the Security
     Trustee and every Receiver of the Charged Property or any part thereof appointed hereunder and any person nominated for the purpose by the
     Security Trustee or any Receiver (in writing under hand signed by an officer of the Security Trustee or any Receiver) severally as its attorney
     (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed or any other Loan Document or which may be reasonably required in the exercise of any rights or powers conferred on the Security Trustee or any Receiver hereunder or otherwise for any of the purposes of this Deed and the Company hereby covenants with the Security
     Trustee to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid. The power of attorney hereby granted is as regards the Security Trustee and its delegates (and as the Company hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

11.  ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE

11.1 CONSOLIDATION

     The restriction on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 shall not apply to this Deed or to any security given to the Security Trustee pursuant to this Deed.

11.2 EXCLUSION OF CERTAIN PROVISIONS

     Section 103 of the Law of Property Act 1925 shall not apply to the charges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this

                                      -11-

     security) shall be immediately exercisable at any time after an Event of
     Default has occurred.

11.3 STATUTORY POWERS

     The powers conferred on mortgagees or receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the security constituted by this Deed except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, then this Deed shall prevail.

11.4 POWER OF SALE

     The statutory power of sale exercisable by the Security Trustee under this
     Deed is hereby extended so as to authorise the Security Trustee to sever any fixtures from the property to which they are attached and sell them separately from such property.

11.5 APPOINTMENT OF RECEIVER

     At any time after an Event of Default has occurred and is continuing and has not been waived or if so requested by the Company, the Security Trustee may by writing under hand signed by any officer or manager of the Security
     Trustee appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

11.6 LEASING AND SURRENDERS

     The statutory powers of leasing and accepting surrenders conferred upon the
     Security Trustee by the Law of Property Act 1925 shall be extended so as to authorise the Security Trustee to lease, make agreements for leases at a premium or otherwise, accept surrenders of leases and grant options or vary or reduce any sum payable under any leases or tenancy agreements as the
     Security Trustee thinks fit without the need to comply with any of the provisions of Sections 99 and 100 of such Act.

11.7 POWER OF MORTGAGEES

     All or any of the powers conferred upon mortgagees by the Law of Property
     Act 1925 as hereby varied or extended and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly) may be exercised by the Security Trustee without further notice to the Company at any time after this security shall have become enforceable and the Security Trustee may exercise such rights and powers irrespective of whether the Security Trustee has taken possession or has appointed a Receiver of the Charged Property.

12.  STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

12.1 RECEIVER AS AGENT OF COMPANY

     Any Receiver appointed hereunder shall be the agent of the Company and the
     Company shall be solely responsible for his acts or defaults and for his remuneration and liable on any contracts or engagements made or entered into by him and in no circumstances whatsoever shall the Security Trustee or any Lender Party be in any way responsible for any misconduct, negligence or default of the Receiver.

                                      -12-

12.2 POWERS OF RECEIVER

     Any Receiver appointed hereunder shall have power in addition to the powers conferred by the Law of Property Act 1925 and Schedule 1 of the Insolvency
     Act 1986 (which are hereby incorporated into this Deed) and notwithstanding the liquidation of the Company:

     (a)  to take possession of, collect and get in all or any part of the
          Charged Property and for that purpose to take any proceedings in the name of the Company or otherwise as he thinks fit;

     (b)  generally to manage the Charged Property and to manage or carry on, reconstruct, amalgamate, diversify or concur in carrying on the business or any part thereof of the Company as he may think fit;

     (c)  to make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient in the interests of the
          Security Trustee and the Lender Parties;

     (d)  for the purpose of exercising any of the powers, authorities and discretions conferred on him by this Deed and/or defraying any costs or expenses which may be incurred by him in the exercise thereof or for any other purpose to raise or borrow money or incur any other liability on such terms whether secured or unsecured as he may think fit and whether to rank for payment in priority to this security or not;

     (e)  without restriction to sell, let or lease, or concur in selling, letting or leasing, and to vary the terms of, determine, surrender or accept surrenders of, leases or tenancies of, or grant options and licences over or otherwise dispose of or deal with, all or any part of the Charged Property without being responsible for loss or damage, and so that any such sale, lease or disposition may be made for cash payable by instalments, loan stock or other debt obligations or for shares or securities of another company or other valuable
          consideration, and the Receiver may form and promote, or concur in forming and promoting, a company or companies to purchase, lease, licence or otherwise acquire interests in all or any of the Charged
          Property or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Property on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

     (f)  to make and effect all repairs, renewals and improvements to the
          Charged Property or any part of it as he may think fit and maintain, renew, take out or increase insurances;

     (g)  to exercise all voting and other rights attaching to the Charged
          Shares and stocks, shares and other securities owned by the Company and comprised in the Charged Property in such manner as he may think fit;

     (h)  to redeem any prior encumbrance and settle and pass the accounts of the person entitled to the prior encumbrance so that any accounts so settled and

                                      -13-

          passed shall (subject to any manifest error) be conclusive and binding on the Company and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

     (i)  to appoint and discharge employees, officers, managers, agents, professionals and others for any of the purposes hereof or to guard or protect the Charged Property upon such terms as to remuneration or otherwise as he may think fit and to dismiss the same or discharge any persons appointed by the Company;

     (j)  to settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person or body who is or claims to be a creditor of the Company or relating in any way to the Charged Property or any part thereof;

     (k)  to bring, prosecute, enforce, defend and discontinue all such actions and proceedings or submit to arbitration in the name of the Company in relation to the Charged Property or any part thereof as he shall think fit;

     (l)  to sever and sell plant, machinery or other fixtures sold separately from the property to which they may be annexed;

     (m)  to implement or continue the development of (and obtain all consents required in connection therewith) and/or complete any buildings or structures on, any real property comprised in the Charged Property and do all acts and things incidental thereto;

     (n)  to purchase or acquire any land and purchase, acquire or grant any interest in or right over land;

     (o)  to make calls conditionally or unconditionally on the members of the
          Company in respect of uncalled capital; and

     (p)  to do all such other acts and things (including signing and executing all documents and deeds) as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property and to use the name of the Company for all the purposes aforesaid.

12.3 REMOVAL

     The Security Trustee may by written notice remove from time to time any
     Receiver appointed by it (subject to the provisions of Section 45 of the
     Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

12.4 REMUNERATION

     The Security Trustee may from time to time fix the remuneration of any
     Receiver appointed by it.

                                      -14-

12.5 MULTIPLE RECEIVERS

     If at any time there is more than one Receiver of all or any part of the
     Charged Property, each Receiver may exercise individually all of the powers conferred on a Receiver under this Deed and to the exclusion of the other
     Receiver or Receivers (unless the document appointing such Receiver states otherwise).

13.  APPLICATION OF MONEYS

13.1 ORDER OF APPLICATION

     All moneys received by the Security Trustee or any Receiver appointed hereunder shall be applied by it or him in the following order:

     (a)  in payment of the costs, charges and expenses incurred, and payments made, by the Security Trustee and/or any Receiver (including the payment of preferential debts);

     (b)  in payment of remuneration to the Receiver at such rates as may be agreed between him and the Security Trustee at or any time after his appointment;

     (c)  in or towards satisfaction of the Liabilities (in such order as the
          Security Trustee shall require on behalf of the Lender Parties or as may be set forth in the Loan Agreement); and

     (d)  the surplus (if any) shall be paid to the Company or other persons lawfully entitled to it.

13.2 INSURANCE PROCEEDS

     All moneys received by virtue of any insurance maintained or effected in respect of the Charged Property shall be applied as set forth in the Loan
     Agreement (including Clause 10.14 thereof).

13.3 EXCLUSION OF CERTAIN PROVISIONS

     Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

13.4 SUSPENSE ACCOUNT

     The Security Trustee and any Receiver may place and keep (for such time as it or he shall think prudent) any money received, recovered or realised pursuant to this Deed in or at a separate suspense account for so long and in such manner as the Security Trustee may from time to time determine (to the credit of either the Company or the Lender Parties as the Security
     Trustee shall think fit) and the Receiver may retain the same for such period as he and the Security Trustee consider expedient without having any obligation to apply the same or any part thereof in or towards discharge of the Liabilities.

                                      -15-

14.  PROTECTION OF THIRD PARTIES

14.1 NO DUTY TO ENQUIRE

     No purchaser from, or other person dealing with, the Security Trustee and/or any Receiver shall be obliged or concerned to enquire whether the right of the Security Trustee or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable, or whether any of the Liabilities remains outstanding or be concerned with notice to the contrary, or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

14.2 RECEIPT ON ABSOLUTE DISCHARGE

     The receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or any Receiver.

14.3 PURCHASER

     In Clauses 14.1 and 14.2 the term "purchaser" includes any person acquiring, for money or money's worth, any lease of, or lien over, or any other interest or right whatsoever in relation to, any of the Charged
     Property.

15.  PROTECTION OF LENDER PARTIES AND RECEIVER

15.1 NO LIABILITY FOR EXERCISE OF POWERS

     By way of supplement to the Trustee Act 1925, neither the Security Trustee, any Lender Party nor any Receiver shall be liable in respect of all or any part of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his gross negligence or wilful misconduct.

15.2 POSSESSION OF CHARGED PROPERTY

     Without prejudice to the generality of Clause 15.1, entry into possession of the Charged Property shall not render the Security Trustee, the Lender
     Parties or the Receiver liable to account as mortgagee in possession and if and whenever the Security Trustee enters into possession of the Charged
     Property, it shall be entitled at any time at its discretion to go out of such possession.

16.  COSTS AND EXPENSES

16.1 INDEMNITY

     The Company will fully indemnify each of the Security Trustee, each Lender
     Party and any Receiver appointed hereunder on demand from and against any expense

                                      -16-

     (including legal fees on a full indemnity basis), loss, damage or liability which any of them may incur in connection with the negotiation, preparation, execution, modification, amendment, release and/or enforcement or attempted enforcement of, or preservation of the rights under, this Deed or in relation to any of the Charged Property, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Deed or in consequence of any payment being made pursuant to this Deed (whether made by the
     Company or a third person) being impeached or declared void for any reason whatsoever.

16.2 DEFAULT INTEREST

     The amounts payable under Clause 16.1 above shall carry default interest at the Default Rate as well after as before judgment, from the dates on which they were paid, incurred or charged by the Security Trustee, the relevant
     Lender Party or the Receiver (as the case may be) and shall form part of the Liabilities and accordingly be secured on the Charged Property under the charges contained in this Deed. All such default interest shall be compounded at such intervals as the Security Trustee may select from time to time.

17.  OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

17.1 SECURITY NON-EXCLUSIVE

     This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by any other lien, right of recourse or other right whatsoever, present or future, (or the invalidity thereof) which the Security Trustee or any Lender Party may now or at any
     time hereafter hold or have (or would apart from this security hold or have) from the Company or any other person in respect of the Liabilities.

17.2 POWERS CUMULATIVE, ETC

     The powers which this Deed confers on the Security Trustee and any Receiver appointed hereunder are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Security
     Trustee or the Receiver thinks appropriate. The Security Trustee or the
     Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The Company acknowledges that the respective powers of the
     Security Trustee and the Receiver will in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

17.3 AMOUNTS DEEMED NOT PAID

     If the Security Trustee reasonably considers that any amount paid by the
     Company in respect of the Liabilities is capable of being avoided or set aside on the liquidation or administration of the Company or otherwise, then for the purposes of this Deed (other

                                      -17-

     than any provision requiring the payment of interest at the Default Rate)
     such amount shall not be considered to have been paid.

17.4 SETTLEMENT AND DISCHARGE

     Any settlement or discharge between the Company and the Security Trustee shall be conditional upon no security or payment to the Security Trustee by the Company or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under applicable law), such settlement or discharge shall be of no effect and the security created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Lender Parties, be entitled to recover from the Company on demand the value (to the extent of the value of the outstanding Liabilities at the time of such demand) of the security or payment so avoided, set-aside, refunded or reduced.

17.5 RETENTION

     (a)  The Security Trustee may, in its absolute discretion, retain all or part of its security and other rights under this Deed as security for the Liabilities for a period of 25 months after the Liabilities shall have been paid and discharged in full.

     (b)  If at any time within that period of 25 months a petition is presented to a competent court for a winding-up order to be made in respect of the Company, steps are taken to wind up the Company voluntarily, an application is made to a competent court for an administration order to be made in respect of the Company, then the Security Trustee may continue to retain all or part of its rights under this Deed for any further period as the Security Trustee may in its absolute discretion determine.

18.  NOTICE OF SUBSEQUENT CHARGE

     If the Security Trustee or any Lender Party receives notice of any subsequent lien or other interest affecting all or any of the Charged
     Property then it may open a new account or accounts for the Company in its books and if it does not do so then (unless it gives express written notice to the contrary to the Company) as from the time of receipt of such notice by the Security Trustee or the relevant Lender Party, all payments made by the Company to the Security Trustee or the relevant Lender Party (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Liabilities.

19.  EXCLUSION OF POWERS OF LEASING

     During the continuance of this security the statutory and other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Property or any part thereof.

                                      -18-

20.  DELEGATION

     By way of supplement to the Trustee Act 1925, the Security Trustee or any
     Receiver may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it or him under this Deed to any person or persons as it or he shall think fit. Any such delegation may be made upon such terms and conditions (including the power to subdelegate) as the Security Trustee or such Receiver may think fit. Neither the Security Trustee nor the Receiver will, in the absence of their own gross negligence or wilful misconduct, be liable or responsible to the Company or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any such delegate.

21.  REDEMPTION OF PRIOR CHARGES

     The Security Trustee may at any time following the security constituted by this Deed becoming enforceable redeem any and all prior liens on or relating to the Charged Property or any part thereof or procure the transfer of such liens to itself and may settle and pass the accounts of the person or persons entitled to the prior liens. The Security Trustee shall use its best efforts to give prior notice to the Company of any such action but failure to give such notice shall not invalidate or otherwise prejudice such action. Any account so settled and passed shall be conclusive and binding on the Company. The Company will on demand pay to the Security Trustee all principal monies, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

22.  NOTICE

     All notices and other communication provided to any party hereto in connection with this Deed shall be in writing and the provisions of Clause
     14.2 of the Loan Agreement are hereby incorporated into this Deed with all necessary consequential changes.

23.  NO IMPLIED WAIVERS

23.1 FAILURE OR DELAY IN ACTING

     No failure or delay by the Security Trustee or any Lender Party in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.2 RIGHTS AND REMEDIES CUMULATIVE

     The rights and remedies of the Security Trustee (acting on behalf of the
     Lender Parties) provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.3 LIMITED EFFECT

     A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

                                      -19-

24.  INVALIDITY OF ANY PROVISION

     If any provision of this Deed is or becomes invalid, illegal or unenforceable in any jurisdiction in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

25.  ASSIGNMENT

     The Security Trustee may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the terms of the Loan Agreement. The Company may not assign or otherwise transfer all or any part of its rights or obligations under this Deed.

26.  CURRENCY

     (a)  All monies received or held by any Lender Party or any Receiver under this Deed may be converted into such other currency as such Lender
          Party or Receiver considers necessary or desirable to cover the obligations and liabilities comprised in the Liabilities at the spot rate of exchange of such Lender Party (or, in respect of a Receiver, the spot rate of exchange of the Security Trustee) then prevailing for purchasing the required currency with the existing currency.

     (b)  No payment to any Lender Party (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the
          Company in respect of which it was made unless and until the Lender
          Party shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the relevant Lender Party shall have a further separate cause of action against the Company and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

27.  COUNTERPARTS

     This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

28.  PERPETUITY PERIOD

     For purposes of the Perpetuities and Accumulations Act 1964 any trust created under this Deed shall be deemed to have been created for a period of eighty (80) years commencing on the date of this Deed.

29.  CERTIFICATES CONCLUSIVE

     A certificate, determination, notification or opinion of the Security
     Trustee as to any amount payable under any Loan Document will be conclusive and binding on the Company except in the case of manifest error.

                                      -20-

30.  BENEFIT OF UNDERTAKINGS

     The Security Trustee shall hold the benefit of the covenants, charges and other undertakings given by the Company pursuant to this Deed upon trust for the Lender Parties, provided that the Security Trustee's sole obligations to the Lenders shall be those set out in Clause 12 of the Loan
     Agreement.

31.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     (a)  GOVERNING LAW: This Deed and all matters and disputes relating hereto shall be governed and construed in accordance with English law.

     (b)  JURISDICTION: Each of the parties hereto irrevocably agrees for the benefit of each of the Lender Parties that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

     (c)  FORUM: The Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

     (d)  PROCESS AGENT: The Company agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at:

          Randgold Resources Limited
          4th Floor
          Savoy Court
          Strand
          London WC2R 0EZ

     (e)  NON-EXCLUSIVE: The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as
          to) limit the right of the Lender Parties or any of them to take proceedings against the Company in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     (f)  WAIVER OF IMMUNITY: To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                                      -21-

                                   SCHEDULE 1
            FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT

                                     PART I
                          FORM OF NOTICE OF ASSIGNMENT

To:   [_________]

From: Randgold Resources Limited (the "COMPANY")

      and

      N M Rothschild & Sons Limited as Security Trustee

                                                                      [Date]

                                                                      [__], [__]

Dear Sirs,

                              NOTICE OF ASSIGNMENT

We refer to the [__] Agreement (the "AGREEMENT") between the Company and [__], dated [__], [__].

We hereby notify you that Randgold Resources Limited (the "COMPANY") has assigned to N M Rothschild & Sons Limited, as Security Trustee (the "SECURITY
TRUSTEE") pursuant to a Debenture, dated 2 September, 2004 (the "DEBENTURE"), between the Company and the Security Trustee (in connection with the Loan
Agreement, dated 2 September, 2004 (the "LOAN AGREEMENT"), among, inter alia, the Borrower, the Company, the Guarantors referred to therein, the lenders referred to therein, the Mandated Lead Arrangers referred to therein, and N M
Rothschild & Sons Limited, as the Facility Agent), all its present and future right, title and interest under, to and in the Agreement as security for certain obligations owed by the Company to the Lender Parties (as defined therein) and the Security Trustee.

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning when used in this letter (the "NOTICE OF
ASSIGNMENT").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions.]

Please note the following:

1.   The Company shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Agreement.

2.   The Company irrevocably and unconditionally instructs you to pay the full amount of any sum which you are (or would, but for the Debenture, be) at any time obliged to pay to it under or in respect of the Agreement:

                                      -22-

     unless and until the Security Trustee gives you notice of an Event of
     Default, to the following bank account:

          Account No: 411848086

          Branch:     Citibank, N.A., Jersey Branch
                      Global Corporate Banking, Jersey
                      38 Esplanade
                      St. Helier
                      Jersey
                      Channel Islands
                      JE4 8QB

          Currency:   United States Dollars;

          and,

     (g)  at all times after the Security Trustee has given you notice of an
          Event of Default as referred to in paragraph (a) above, to such bank account as the Security Trustee may from time to time specify to you.

3.   The Security Trustee has agreed that the Company may exercise all of the rights, powers, discretions and remedies which would (but for the
     Debenture) be vested in the Company under and in respect of the Agreement unless and except to the extent that the Security Trustee gives you notice of an Event of Default. Upon and after the giving of any such notice of an
     Event of Default, the Security Trustee shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Company and to the exclusion of any directions given at any time by or on behalf of the
     Company) to the extent specified in the notice of an Event of Default.

4.   The Company has irrevocably and unconditionally appointed the Security
     Trustee to be its attorney to do (among other things) all things which the
     Company itself could do in relation to the Agreement.

5.   The Company confirms that:

     in the event of any conflict between communications received from the
     Company and from the Security Trustee, the communication from the Security
     Trustee shall prevail; and

     (h)  none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security
          Trustee's specific prior written consent.

Please acknowledge receipt of this notice, and confirm your agreement to it, by executing and returning to the Security Trustee an original copy of the Form of
Acknowledgement attached to this notice of assignment.

                                      -23-

This notice is governed by English law.

Yours truly,

----------------------------------------
Randgold Resources Limited

----------------------------------------
N M Rothschild & Sons Limited,
   as Security Trustee

                                      -24-

                                   SCHEDULE 1

                                     PART II
                             FORM OF ACKNOWLEDGEMENT

To:   N M Rothschild & Sons Limited
      New Court
      St. Swithin's Lane
      London EC4P 4DU

      Facsimile No: +44 207 280 5139

      (as Security Trustee)

Attn: David Street/Derek McCrone

Dear Sirs,

RE: [DESCRIBE ASSIGNED AGREEMENT] (THE "AGREEMENT")

We acknowledge receipt of the Notice of Assignment, dated [__], [__], (a copy of which is attached to this letter) [and the copy of the Debenture enclosed with that notice]. Words and expressions defined in the Debenture and the attached
Notice of Assignment shall, unless otherwise defined herein, have the same meanings in this letter.

In consideration of the Lender Parties agreeing to provide finance and financial support pursuant to the Loan Documents, we confirm that:

we consent to the assignment of the Agreement and have noted, and will act in accordance with, the terms of the Notice of Assignment;

6.   we have not previously received notice of any other assignment of the
     Agreement and we are not aware of any interest of any third party in any of the Company's rights, benefits, interests or claims under or in respect of the Agreement;

7.   we irrevocably and unconditionally agree to pay the full amount of any sum which we are (or would but for the Debenture, be) at any time obliged to pay under or in respect of the Agreement:

     unless and until the Security Trustee gives us notice of an Event of
     Default, to the Operating Account;

     (i)  at all times, after the Security Trustee has given us notice of an
          Event of Default, to such bank account as the Security Trustee may from time to time specify;

8.   we acknowledge that the Company shall at all times remain solely liable to us for the performance of all of the obligations assumed by it under the
     Agreement, and that neither the Security Trustee nor any other Lender Party is or will be under any

                                      -25-

     liability or obligation whatever in the event of any failure by the Company to perform its obligations under the Agreement.

This letter is governed by English law.

Yours truly,

[__]

by

[__]

                                      -26-

                                   SCHEDULE 2
     FORM OF NOTICE OF ASSIGNMENT OF INSURANCES AND FORM OF ACKNOWLEDGEMENT

                                     PART I
                          FORM OF NOTICE OF ASSIGNMENT

To:   [INSERT NAME AND ADDRESS OF INSURANCE COMPANY/UNDERWRITER]

From: Randgold Resources Limited (the "COMPANY")

      and

      N M Rothschild & Sons Limited (the "SECURITY TRUSTEE")

                                                                          [Date]

Dear Sirs,

                              NOTICE OF ASSIGNMENT

We, the Company, hereby give you notice that pursuant to a Debenture, dated 2
September, 2004, and made between ourselves and the Security Trustee (such
Debenture, as the same may be amended, assigned, novated or supplemented from time to time, being below called the "DEBENTURE"), we have assigned and agreed to assign to the Security Trustee all our rights, title, benefits, interests and claims, present and future, in and to the Insurances and all Insurance Proceeds
(including all claims relating to such Insurances and all rights to require payment of any amount under such Insurances and return premium payable in respect of such Insurances) (together the "ASSIGNED PROPERTY").

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning in this letter (the "NOTICE OF ASSIGNMENT").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions.]

Please note the following:

The Company shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Insurances
(including the payment of all premiums, calls, contributions or other sums from time to time payable in respect of the Insurances).

9.   The Company irrevocably and unconditionally instructs you to pay all moneys including the proceeds of all claims which at any time may be or would, but for the Debenture, be or become payable by you to the Company under or in respect of the Insurances as follows:

                                      -27-

     unless and until the Security Trustee gives you notice of an Event of
     Default, in accordance with the loss payable clause contained in the relevant policy(ies) of insurances; and

     (j)  at any time after the Security Trustee gives you notice of an Event of
          Default, to such bank account or otherwise as the Security Trustee may from time to time direct.

10.  The Security Trustee has agreed that the Company may exercise all the rights, powers, discretions and remedies which would (but for the
     Debenture) be vested in the Company under and in respect of the Assigned
     Property and you should continue to give notices under the Insurances to the Company unless and except to the extent that the Security Trustee gives you notice of an Event of Default. Upon and after the giving of any such notice of an Event of Default, the Security Trustee shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Company and to the exclusion of any directions given at any time by or on behalf of the Company) to the extent specified in the notice of an Event of Default.

11.  The Company has irrevocably and unconditionally appointed the Security
     Trustee to be its attorney to do (among other things) all things which the
     Company itself could do in relation to the Assigned Property.

12.  The Company confirms that:

     in the event of any conflict between communications received from the
     Company and from the Security Trustee, the communication from the Security
     Trustee shall prevail; and

     (k)  none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security
          Trustee's specific prior written consent.

This Notice of Assignment is governed by and shall be construed in accordance with English law.

                                      -28-

Please acknowledge receipt of this Notice of Assignment and confirm that you will comply with the other provisions of this Notice of Assignment by executing and returning an original copy of the Form of Acknowledgement attached to this
Notice of Assignment to the Security Trustee at the address set out in the Form of Acknowledgement.

Yours truly,

---------------------------------
Randgold Resources Limited

---------------------------------
N M Rothschild and Sons Limited,
   as Security Trustee

                                      -29-

                                   SCHEDULE 2

                                     PART II
                             FORM OF ACKNOWLEDGEMENT

To:   N M Rothschild and Sons Limited
      New Court
      St. Swithin's Lane
      London EC4P 4DU

      Facsimile No: +44 207 280 5139

Attn: David Street/ Derek McCrone

Dear Sirs,

We acknowledge receipt of the Notice of Assignment, dated [__], [__], (the
"NOTICE"), a copy of which is attached, and agree to be bound by its terms and conditions [and further acknowledge receipt of the copy of the Debenture enclosed with the Notice]. Words and expressions defined in the Notice shall, unless otherwise defined herein, have the same meanings in this letter.

In consideration of the Lenders approving and continuing to approve the placement of Insurances with us from time to time, we undertake and confirm to you in the terms set out in this letter.

We will ensure that the interest of the Security Trustee (as assignee of the
Assigned Property) and a copy of the endorsement set out in the Exhibit of this
Acknowledgement will be duly noted and endorsed on all slips, cover notes, policy documents and other documents relating to the Insurances.

13.  We agree to ensure and procure that any and all claims, proceeds or other moneys payable under or in respect of the Assigned Property are paid in accordance with the required loss payable provisions in the relevant policy(ies) or otherwise as directed in the Notice.

14.  We also confirm that we have not, as at the date of this letter, received notice that any other person has or will have any right or interest whatsoever in, or has made or will be making any claim or demand or be taking any action against the Assigned Property or any part thereof, and if, after the date hereof, we receive any such notice, we shall immediately give written notice thereof to the Security Trustee.

                                      -30-

This letter shall be governed by and construed in accordance with English law.

Yours truly,

---------------------------------------------
[Name of broker/underwriter/insurance company]

                                      -31-

                                   SCHEDULE 3

                           EXHIBIT TO ACKNOWLEDGEMENT
                               NOTICE OF DEBENTURE

        [TO BE ENDORSED ON EACH POLICY OR OTHER INSTRUMENT OF INSURANCE]

Notice has been received from Randgold Resources Limited (the "COMPANY") that by a Debenture dated 2 September, 2004 and made between the Company and N M
Rothschild & Sons Limited whose registered office is at New Court, St. Swithin's
Lane, London EC4P 4DU, (the "SECURITY TRUSTEE" including for this purpose its successors and assigns) the Company has assigned to the Security Trustee (acting as security trustee for the Lender Parties) all the Company's rights, title, benefits, interests and claims, present and future, in and to the Insurances,
(including the insurance constituted by the policy on which this notice is endorsed) and all Insurance Proceeds (including all claims relating to them and all rights to require payment of any amount under them and all returns of premium payable in respect of them).

All moneys which at any time may be or would, but for the Debenture, be or become payable by you to the Company pursuant to the Insurances (including the insurance constituted by the policy on which this notice is endorsed) and the proceeds of all claims shall be paid in accordance with the loss payable clause contained in the relevant policy(ies) unless and until the Security Trustee gives you notice of an Event of Default, in which event you should make all future payments as directed by the Security Trustee.

                                      -32-

IN WITNESS whereof this Deed has been duly executed and delivered as of the day and year first before written.

THE COMPANY

EXECUTED and DELIVERED as a deed     )
by RANDGOLD RESOURCES                )
LIMITED acting by:                   )

                                        /s/ Roger A. Williams
                                        ----------------------------------------
                                        Signature

                                        Roger A. Williams
                                        ----------------------------------------
                                        Name Printed

                                        Title: Finance Director

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name Printed

                                        Title:

THE SECURITY TRUSTEE

Signed as a deed for and on behalf of     )
N M ROTHSCHILD & SONS                     )
LIMITED by                                )

/s/ D. Street
---------------------
(Director)

and

/s/ C. Coleman
----------------------------
(Director/Company Secretary/
Assistant Company Secretary)